SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  July 17, 2006

                             TAM OF HENDERSON, INC.

             (Exact Name of Registrant as Specified in its Charter)

Nevada                              000-51516                       20-0667864
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State of                            Commission                      IRS Employer
Incorporation                       File Number                     I.D. Number

                               Shennan Zhong Road
                                 PO Box 031-046
                                 Shenzhen, China
                     --------------------------------------
                     Address of principal executive offices

                   Registrant's telephone number: 310-441-1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers, Election of Directors;
          Appointment of Principal Officers

      As previously announced and reported in the Company's Report on Form 8-K, on July 12, 2006, the Company consummated the Merger Transaction, whereby Merger Sub of Tam, Inc., a wholly owned subsidiary of the Company, merged with and into Full Power Enterprises Global Limited ("FPEG"), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 26, by and among the Company, FPEG, and the shareholders of FPEG, as more particularly described in the Company's Reports on Form 8-K, dated June 26, 2006 and July 12, 2006. As a result of the Merger Transaction, FPEG, the surviving corporation, became the Company's wholly owned subsidiary.

      As a result of the Merger Transaction, the Company believes that the appointment of a new management team would be beneficial to the Company and its shareholders. Therefore, Jiangping Jiang, Xin Zhang and Hoi-Yiu Lee were appointed to, and Xiao Jun resigned from, the Board of Directors of the Company. In addition, Jiamgping Jiang, Xin Zhang and Hoi-Yiu were elected to serve as Chairman and Chief Executive Officer, Chief Financial Officer and Secretary, respectively, of the Company.

      The newly appointed officers and directors of the Company have the following business experience:

Jiangping Jiang -

Prior to founding the Yu Zhi Lu Aviation Service Company, in 1998, Jiangping Jiang held positions in the airline industry and in government. From 1991 to 1998, she was the manager of Shenzhen International Airlines Agency. From 1982-1991, she served as a member of the Chongqing municipal government planning committee. From 1979 to 1982, she was employed by Chengdu airport.

Xin Zhang -

Xin Zhang has over 15 years experience in corporate finance, having worked as an accountant, finance manager, CFO, and Managing Director of an auditing firm. She formerly worked at China Construction Bank Hubei branch, Shenzhen Zhongju Investment Ltd., Meidun Ltd., and Jia Zheng Hua CPA.

Hoi-Yiu Lee -

Hoi-Yiu Lee brings extensive knowledge of market trends pertaining to China and its position in the global marketplace. Previously, from 2005-2006, she was employed by K & A Trading Company, Hong Kong, as a merchandiser. In this capacity, she managed multiple international accounts and acquired merchandise on behalf of the company from international vendors.

      Any description of the provisions of the Merger Agreement and the other documents or instruments described herein are qualified in their entirety by references to such agreements, documents and instruments, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

      The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

Exhibit Nos.
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99.1  Press Release announcing new management team


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2006

                                              TAM OF HENDERSON, INC.

                                              By: /s/ Jiangping Jiang
                                                  ------------------------------
                                                  Name:  Jiangping Jiang
                                                  Title: Chief Executive Officer


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                                  Exhibit Index

Exhibit Nos.
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99.1  Press Release announcing new management team